UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2009
CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
June 4, 2009

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Cambrex Corporation (NYSE Symbol “CBM”) announced today that it has received notice from the New York Stock Exchange (“NYSE”) informing the Company that it is in compliance with the revised NYSE continued listing standards. As announced by the Company on April 14, 2009, the Company had failed to meet the NYSE continued listing standards because its average market capitalization over a consecutive 30-day period and total shareholders’ equity had each fallen below the NYSE $75 million threshold. The Securities Exchange Commission recently approved a pilot program effective through October 31, 2009, whereby the NYSE threshold is lowered to $50 million. The Company is in compliance with these new listing standards. The NYSE has indicated that it expects to file a subsequent rule filing prior to October 31, 2009 that is intended to make this change to the listing standard permanent.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

(99.1)  Press release dated June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	June 4, 2009	By:	/s/ Gregory P. Sargen
		Name:	Gregory P. Sargen
		Title:	Vice President & CFO

Exhibit 99.1 – Press release dated June 4 2009.